As filed with the Securities and Exchange Commission on August 11, 2022

Registration Statement No. 333-258075

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLEY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

87-1727560

(I.R.S. Employer Identification Number)

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas W. Tomlinson

Chief Executive Officer

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jay H. Knight Taylor K. Wirth Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-7756	Dominic Bardos Carly Kennedy Holley Inc. 1801 Russellville Road Bowling Green, Kentucky 42101 (270) 782-2900

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On July 21, 2021, Holley Inc., a Delaware corporation (the “Company,” “Holley,” “we,” “us” or “our”), f/k/a Empower Ltd. (“Empower”), filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333-258075) (the “Registration Statement”), to initially register for resale by the selling securityholders named therein or their permitted transferees (i) up to 109,257,218 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) up to 6,333,333 warrants to purchase Common Stock. In addition, the Registration Statement registered the issuance by us of up to an aggregate of 6,333,333 shares of our Common Stock issuable upon the exercise of the warrants offered thereby. The Registration Statement was declared effective by the SEC on July 28, 2021.

On February 4, 2022, we filed Post-Effective Amendment No. 1 to the Registration Statement (“POSAM 1”). POSAM 1 included updated information related to the restatement of the (i) audited financial statements included in Amendment No. 1 to Empower’s Annual Report on Form 10-K/A, originally filed with the SEC on May 19, 2021; (ii) unaudited interim financial statements included in Empower’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, originally filed with the SEC on May 19, 2021; and (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, originally filed with the SEC on August 12, 2021, which amendments were filed with the SEC on February 4, 2022, and in each case as a result of management’s determination that all outstanding Class A ordinary shares, par value $0.0001 per share, should be classified as temporary equity regardless of the net tangible assets redemption limitation contained in the governing documents of Empower. POSAM 1 was declared effective by the SEC on February 8, 2022.

On March 15, 2022, we filed Post-Effective Amendment No. 2 to the Registration Statement (“POSAM 2”). POSAM 2 included updated disclosures related to, among other things, the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which was filed substantially concurrently with POSAM 2. POSAM 2 was declared effective by the SEC on March 17, 2022.

We are filing this Post-Effective Amendment No. 3 to the Registration Statement (“POSAM 3”) to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this POSAM 3. All applicable registration and filing fees payable in connection with the securities covered by this POSAM 3 were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2022

PROSPECTUS

91,102,264 Shares of Common Stock

Up to 6,333,333 Shares of Common Stock Issuable Upon Exercise of the Warrants

Up to 6,333,333 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or any of their pledgees, donees, assignees and successors-in-interest (collectively, the “permitted transferees”), of: (i) up to 91,102,264 shares of our Common Stock, and (ii) up to 6,333,333 warrants to purchase Common Stock. We will not receive any proceeds from the sale of shares of Common Stock or warrants by the Selling Securityholders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of our Common Stock issuable upon the exercise of the warrants offered hereby. We will receive the proceeds from any exercise of any warrants for cash. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, New York Stock Exchange (“NYSE”) listing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will offer or sell any of the shares of Common Stock or warrants. The Selling Securityholders or their permitted transferees may offer, sell or distribute all or a portion of their shares of Common Stock or warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the Common Stock or warrants in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and our public warrants are listed on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively. On August 9, 2022, the closing price of our Common Stock was $6.19 and the closing price of our public warrants was $1.13.

We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2022.

TABLE OF CONTENTS

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION	1
ABOUT THIS PROSPECTUS	3
TRADEMARKS, SERVICE MARKS AND TRADE NAMES	3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
THE COMPANY	6
THE OFFERING	7
RISK FACTORS	8
USE OF PROCEEDS	9
SELLING SECURITYHOLDERS	10
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	14
PLAN OF DISTRIBUTION	19
DESCRIPTION OF SECURITIES	22
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	32

i

INTRODUCTORY NOTE REGARDING THE BUSINESS COMBINATION

On July 16, 2021 (the “Closing” and such date the “Closing Date”), we consummated the business combination pursuant to that certain Agreement and Plan of Merger, dated March 11, 2021, (the “Merger Agreement”), by and among Empower, Empower Merger Sub I Inc., a Delaware corporation and a direct wholly owned subsidiary of Empower (“Merger Sub I”), Empower Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Empower (“Merger Sub II”), and Holley Intermediate Holdings, Inc., a Delaware corporation (“Holley Intermediate”).

The Merger Agreement provided for, among other things, the following transactions: (i) Empower changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and, in connection with the Domestication, (A) each outstanding Class A ordinary share of Empower, par value $0.0001 per share, converted automatically into one share of our Common Stock, and (B) each outstanding Class B ordinary share of Empower, par value $0.0001 per share (the “Founder Shares”), converted automatically into one share of our Common Stock; and (ii) following the Domestication, (A) Merger Sub I merged with and into Holley Intermediate, with Holley Intermediate surviving as a wholly owned subsidiary of Empower (“Merger I”), (B) immediately following Merger I, Holley Intermediate merged with and into Merger Sub II, with Merger Sub II surviving as a limited liability company and a wholly owned subsidiary of Empower (“Merger II” and, together with Merger I, the “Mergers”). The transactions set forth in the Merger Agreement, including the Mergers, constituted a “Business Combination” as contemplated by Empower’s amended and restated memorandum and articles of association. Pursuant to the Merger Agreement, at the Closing, all outstanding shares of Holley Intermediate common stock as of immediately prior to the effective time of Merger I were cancelled and Holley Parent Holdings, LLC, the sole stockholder of Holley Intermediate (the “Holley Stockholder”), received $264,717,627.49 in cash and 67,673,884 shares of Common Stock (at a deemed value of $10.00 per share). Upon the Closing, Empower changed its name to “Holley Inc.” and its trading symbol of its Common Stock on the NYSE from “EMPW” to “HLLY.”

Concurrent with the execution of the Merger Agreement, Empower entered into certain Subscription Agreements, dated as of March 11, 2021, by and between Empower, on the one hand, and certain investors (“PIPE Investors”) on the other hand (collectively, the “PIPE Subscription Agreements”), pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Empower agreed to issue and sell to the PIPE Investors an aggregate of 24,000,000 shares of Common Stock, at a per share price of $10.00 for an aggregate purchase price of $240,000,000, concurrent with the Closing, on the terms and subject to the conditions set forth therein.

Concurrent with the execution of the Merger Agreement, Empower entered into that certain Sponsor Agreement (the “Sponsor Agreement”) with Empower Sponsor Holdings LLC, a Delaware limited liability company (the “Sponsor”), and the Holley Stockholder, whereby the Sponsor agreed to (i) waive certain of its anti-dilution and conversion rights with respect to the Founder Shares and (ii) an earn-out in respect of 2,187,500 Founder Shares (the “Earn-Out Shares”) vesting in two equal tranches upon the achievement of specified conditions. The Earn-Out Shares will be forfeited by the Sponsor if the applicable conditions are not satisfied before July 16, 2028 (seven years after the Closing Date).

Concurrent with the execution of the Merger Agreement, Empower and Empower Funding, LLC, a Delaware limited liability company and an affiliate of the Sponsor (the “A&R FPA Investor”) entered into that certain Amended and Restated Forward Purchase Agreement (the “A&R FPA”), pursuant to which the A&R FPA Investor agreed to purchase an aggregate of 5,000,000 units of Empower (the “Empower Units”), each Empower unit representing a right to acquire one share of Common Stock and one-third of one warrant to purchase Common Stock at an exercise price of $11.50 per share (each a “Public Warrant”), for $50,000,000 in the aggregate. On July 9, 2021, Empower and the A&R FPA Investor entered into that certain Assignment and Assumption Agreement with the New FPA Purchasers, pursuant to which the A&R FPA Investor assigned its right to purchase 4,975,000 Empower Units to MidOcean Partners V, L.P. and 25,000 Empower Units to MidOcean Partners V Executive, L.P. (collectively, the “New FPA Purchasers”), in each case pursuant to the A&R FPA. Immediately prior to the Domestication, the New FPA Purchasers were issued 5,000,000 Empower Units for an aggregate purchase price of $50,000,000. Following the Domestication, each Empower Unit was subsequently separated into one share of Common Stock and one-third of one Public Warrant. Pursuant to the A&R FPA, the New FPA Purchasers agreed to not exercise the underlying Public Warrants until October 9, 2021 (the one year anniversary of Empower’s initial public offering).

In connection with the Business Combination, certain parties entered into agreements imposing certain transfer restrictions on their ownership of Common Stock and Warrants (as defined below). Pursuant to the terms of a letter agreement entered into with Empower, dated October 6, 2020, the Sponsor and Empower’s officers and directors agreed not to transfer, assign or sell their Founder Shares until the earliest of (A) July 16, 2022 (one year after the Closing Date), (B) the closing price of the Common Stock equals or exceeds $12.00 per share for a specified post-Closing time period, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction. These parties also agreed, subject to limited exceptions, not to transfer, assign or sell any of the warrants to purchase Common Stock issued to the Sponsor in a private placement in connection with Empower’s initial public offering (the “Private Warrants” and together with the Public Warrants, the “Warrants”) until August 15, 2021, the date that was 30 days after the Closing Date. Concurrent with the execution of the Merger Agreement, the Holley Stockholder entered into a  lock-up agreement with Empower, pursuant to which the Holley Stockholder agreed, among other things, to certain transfer restrictions on its shares of Common Stock as follows, subject to certain exceptions: (i) 50,750,000 shares of Common Stock may not be transferred until the earlier to occur of: (A) July 16, 2022, (B) if the closing price of Common Stock equals or exceeds $12.00 per share for a specified post-Closing time period, or (C) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction and (ii) 16,923,884 shares of Common Stock may not be transferred before January 16, 2022 (six months following the Closing Date).

At the Closing, the Sponsor, the Company and the Holley Stockholder entered into that certain Amended and Restated Registration Rights Agreement, pursuant to which the Company agreed to register for resale certain shares of Common Stock and other equity securities of the Company that are held by the Sponsor and the Holley Stockholder from time to time.

At the Closing, the Company, the Sponsor, certain affiliates of the Sponsor, the Holley Stockholder and Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P. and Sentinel Capital Investors V, L.P., controlling affiliates of the Holley Stockholder, entered into a Stockholders’ Agreement, pursuant to which the Holley Stockholder and the Sponsor have the right to designate nominees for election to the Company’s board of directors subject to certain beneficial ownership requirements.

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus of the following:

●

up to 91,102,264 shares of Common Stock, consisting of: (i) 6,250,000 shares of Common Stock issued to holders of the Founder Shares in connection with the Domestication; (ii) 4,666,667 shares of Common Stock issuable upon the exercise of the Private Warrants; (iii) 18,845,047 shares of Common Stock issued to the PIPE Investors pursuant to the PIPE Subscription Agreements; (iv) 5,000,000 shares of Common Stock issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor; (v) 1,666,666 shares of Common Stock issuable upon exercise of Public Warrants issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor; and (vi) 54,673,884 shares of Common Stock issued to the Holley Stockholder in connection with the Business Combination; and

●

up to 6,333,333 Warrants, consisting of (i) 1,666,666 Public Warrants issued to the New FPA Purchasers pursuant to the A&R FPA, as assigned by the A&R FPA Investor, and (ii) 4,666,667 Private Warrants issued to the Sponsor.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of Common Stock issuable upon the exercise of the Warrants offered hereby.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock and/or Warrants being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or authorized. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States: neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, the terms “us,” “our,” “Holley,” “we,” the “company” and similar designations refer to Holley Inc. and its consolidated subsidiaries.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains references to trademarks, trade names or service marks of Holley and other entities. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of our management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about the ability of the Company to:

●	anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels;

●	access, collect and use personal data about consumers;

●	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

●	anticipate the impact of the coronavirus disease 2019 (“COVID-19”) pandemic and its effect on business and financial conditions;

●	manage risks associated with operational changes in response to the COVID-19 pandemic;

●

recognize the anticipated benefits of and successfully deploy the proceeds from the Business Combination (as defined herein), which may be affected by, among other things, competition, the ability to integrate the combined businesses and the ability of the combined business to grow and manage growth profitably;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	retain and hire necessary employees;

●	increase brand awareness;

●	attract, train and retain effective officers, key employees or directors;

●	upgrade and maintain information technology systems;

●	respond to cyber-attacks, security breaches, or computer viruses;

●	comply with privacy and data protection laws, and respond to privacy or data breaches, or the loss of data;

●	acquire and protect intellectual property;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

●	effectively respond to general economic and business conditions;

●	maintain proper and effective internal controls;

●	maintain the listing on, or the delisting of the Company’s securities from, the NYSE or an inability to have our securities listed on another national securities exchange;

●	obtain additional capital, including use of the debt market;

●	enhance future operating and financial results;

●	anticipate rapid technological changes;

●	comply with laws and regulations applicable to its business and industry, including laws and regulations related to environmental health and safety;

●	stay abreast of modified or new laws and regulations;

●	anticipate the impact of, and response to, new accounting standards;

●	respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets from various events;

●	anticipate the rise in interest rates which would increase the cost of capital, as well as responding to inflationary pressures;

●	anticipate the significance and timing of contractual obligations;

●	maintain key strategic relationships with partners and resellers;

●	respond to uncertainties associated with product and service development and market acceptance;

●	manage to finance operations on an economically viable basis;

●	anticipate the impact of new U.S. federal income tax law, including the impact on deferred tax assets;

●	respond to litigation, investigations, complaints, product liability claims and/or adverse publicity;

●	anticipate the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”);

●

anticipate the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability; and

●

other risks and factors, listed under the caption “Risk Factors” included in our Annual Report on 10-K for the year ended December 31, 2021, as filed with the SEC on March 15, 2022, and in any subsequent filings with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE COMPANY

Overview

Founded in 1903, we have been a part of the automotive industry for well over a century. We are a leading designer, marketer, and manufacturer of high-performance automotive aftermarket products for car and truck enthusiasts. Our products span a number of automotive platforms and are sold across multiple channels. We attribute a major component of our success to our brands, including “Holley”, “APR”, “MSD” and “Flowmaster”, among others. In addition, we have recently added to our brand lineup through a series of strategic acquisitions, including our 2020 acquisitions of Simpson Racing Products, Inc., Drake Automotive Group LLC and Detroit Speed, Inc., and our 2021 acquisitions of substantially all the assets of AEM Performance Electronics, Finspeed, LLC, Classic Instruments LLC, ADS Precision Machining, Inc., d.b.a. Arizona Desert Shocks, Baer, Inc., d.b.a. Baer Brakes, Brothers Mail Order Industries, Inc., d.b.a. Brothers Trucks, Rocket Performance Machine, Inc., d.b.a. Rocket Racing Wheels, and Speartech Fuel Injections Systems, Inc. Since December 31, 2021, we have completed an additional three acquisitions, including the acquisition of substantially all of the assets of John’s Ind., Inc., Southern Kentucky Classics, and Vesta Motorsports USA, Inc. d.b.a. RaceQuip. Through these strategic acquisitions, we have increased our market position in the otherwise highly fragmented performance automotive aftermarket industry.

We operate in the performance automotive aftermarket parts industry. We believe there is ample opportunity to continue our expansion into new products and markets, such as exterior accessories and mobile electronics, representing a natural progression for us to grow market share as these adjacencies are driven by passionate enthusiasts, consistent with our core categories.

Emerging Growth Company and Smaller Reporting Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

The mailing address for our principal executive office is 1801 Russellville Road, Bowling Green, Kentucky 42101, and our telephone number is (270) 782-2900. Our website address is www.holley.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Issuer	Holley Inc.

Shares of Common Stock offered by us	Up to 6,333,333 shares of Common Stock issuable upon exercise of the Warrants.

Shares of Common Stock offered by the Selling Securityholders	Up to 91,102,264 shares of Common Stock.

Warrants offered by the Selling Securityholders	Up to 6,333,333 Warrants.

Exercise Price of Warrants	$11.50, subject to adjustment as described herein.

Shares of Common Stock outstanding prior to exercise of all Warrants	118,241,747 shares of Common Stock (as of August 6, 2022).

Shares of Common Stock outstanding assuming exercise of all Warrants	132,875,058 (based on total shares outstanding as of August 6, 2022 plus 14,633,311 Warrants).

Use of Proceeds

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders. We will receive up to an aggregate of approximately $72.8 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Redemption	The Warrants are redeemable in certain circumstances. See “Description of Securities — Warrants” for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively.

Risk Factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before making an investment decision. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $72.8 million from the exercise of the Warrants offered by the Selling Securityholders pursuant to this prospectus, assuming the exercise in full of all of the Warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, the Company intends to use the net proceeds from the exercise of such Warrants for general corporate purposes, which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

The following table sets forth information known to us regarding ownership of shares of Common Stock and Warrants as of August 6, 2022 that may be offered from time to time by the Selling Securityholders. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock or the Warrants after the date of this prospectus.

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Common Stock and Warrants does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock or Warrants. The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus and the beneficial ownership of the Selling Securityholders both before and after the offering of the securities covered by this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

		Common Stock					Warrants
		Beneficial Ownership Before the Offering	Shares to be Sold in the Offering	Beneficial Ownership After the Offering			Beneficial Ownership Before the Offering	Warrants to be Sold in the Offering	Beneficial Ownership After the Offering
Name of Selling Securityholder		Number of Shares	Number of Shares	Number of Shares	% **		Number of Warrants	Number of Warrants	Number of Warrants	%
Holley Parent Holdings, LLC	(1)	54,673,884	54,673,884
MidOcean Partners Executive V, LP	(2)	51,456	51,456	—	—		28,333	28,333
MidOcean Partners V, LP	(2)	10,239,794	10,239,794	—	—		5,638,334	5,638,334
Allspring Special Small Cap Value Fund, A series of Allspring Funds Trust (f/k/a Wells Fargo Special Small Cap Value Fund, A series of Wells Fargo Funds Trust)	(3)	5,600,786	5,500,000	100,786	*	%
Wasatch Microcap Fund	(4)	2,648,974	1,600,000	1,048,974	*	%
Wasatch Core Growth Fund	(4)	4,380,265	3,500,000	880,265	*	%
Clearlake Flagship Plus Partners Master Fund, L.P.	(5)	2,750,000	2,750,000
Baron Small Cap Fund	(6)	4,557,910	2,500,000	2,057,910	1.7%
Polar Long/Short Master Fund	(7)	193,981	193,981
Polar Multi-Strategy Master Fund	(7)	191,066	191,066
Glenn J. Krevlin Revocable Trust dated July 25, 2007	(8)	558,333	450,000	108,333	*	%
Nina P. Krevlin Irrevocable Trust FBO Michael Krevlin dated October 22, 2007	(8)	50,000	50,000
Stewart J. Rahr Revocable Trust	(9)	200,000	200,000
Kornitzer Capital Management, Inc. FBO Buffalo Funds	(10)	110,000	110,000
John R. Muse		50,000	50,000
FMAB Partners, LP	(11)	50,000	50,000
Americo Life, Inc.	(12)	300,000	300,000
The Maddox Family Trust	(13)	100,000	100,000
Staysail 16 LLC	(14)	200,000	200,000
Graham Clempson	(15)	—	—	—	—		433,333	433,333
Sam Clempson	(16)	449,063	449,063
Lily Clempson	(17)	449,062	449,062
Rubel Family Management Trust U/A Dated 10/8/2018	(18)	493,632	493,632	—	—		233,333	233,333
Matthew Rubel Family Annual Exclusion Trust FBO Joshua Rubel	(19)	134,831	134,831
Matthew Rubel Family Annual Exclusion Trust FBO Jeffrey Rubel	(20)	134,831	134,831
Matthew Rubel Family Annual Exclusion Trust FBO Michael Rubel	(21)	134,831	134,831
Krishnan Anand	(22)	30,000	30,000
Gina Bianchini	(23)	47,000	30,000	17,000	*	%
Jeffrey W. Jones	(24)	35,000	35,000
Beth J. Kaplan	(25)	32,500	32,500
William B. Cyr	(26)	25,000	25,000
Mindy Grossman	(27)	19,000	19,000
The NG 2013 Grantor Trust u/a/d March 25, 2013	(28)	3,000	3,000
The Grossman Grandchildren's Trust u/a/d December 8, 2017	(29)	3,000	3,000
Matt Maddox	(30)	25,000	25,000
Matthew Shay	(31)	25,000	25,000
Andrew Spring	(32)	10,000	10,000
Jonathan Marlow	(33)	20,000	20,000
Sam Selinger	(34)	5,000	5,000

*           Less than 1%

**         Based upon 118,241,747 shares of Common Stock outstanding as of August 6, 2022.

(1)

The Holley Stockholder is governed by the amended and restated limited liability company agreement of the Holley Stockholder (the “Holley Stockholder LLCA”) among the Holley Stockholder and Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P., Sentinel Capital Investors V, L.P., controlling affiliates of the Holley Stockholder (collectively, the “Sentinel Investors”), and the other members party thereto. By virtue of (a) the ability of the Sentinel Investors under the Holley Stockholder LLCA to appoint and remove a majority of the members of the board of directors of the Holley Stockholder and (b) the ability of a majority of the board of directors of the Holley Stockholder to control investment and voting power over the shares of our Common Stock held by the Holley Stockholder, the Sentinel Investors may be deemed to have beneficial ownership over the shares of Common Stock held of record by the Holley Stockholder. The Sentinel Investors are controlled by Sentinel Partners V, L.P. (“Sentinel Partners V”), their general partner, which is controlled by Sentinel Managing Company V, Inc. (“Sentinel Managing Company”), its general partner, which is controlled by David S. Lobel, its president and controlling shareholder. Accordingly, each of Sentinel Partners V, Sentinel Managing Company and Mr. Lobel may be deemed to have beneficial ownership over the shares of Common Stock held by the Holley Stockholder. Each of the Sentinel Investors, Sentinel Partners V, Sentinel Managing Company and Mr. Lobel disclaims beneficial ownership of the shares of Common Stock held by the Holley Stockholder other than to the extent of their pecuniary interest therein. The address for each of the foregoing is c/o Sentinel Capital Partners, L.L.C., One Vanderbilt Avenue, 53rd Floor, New York, NY 10017.

(2)

On August 5, 2022, Sponsor distributed an aggregate of 6,250,000 shares of our Common Stock and 4,666,667 Private Warrants to its members and interest holders (the “Sponsor Distribution”). In connection with the Sponsor Distribution, Partners received 4,170,294 shares of Common Stock and 3,980,001 Private Warrants and Executive received 20,956 shares of Common Stock and 20,000 Private Warrants. On August 5, 2022, MidOcean Partners V, L.P., a Delaware limited partnership (“Partners”), transferred 5,500 shares of Common Stock to MidOcean Partners Executive V, L.P., a Delaware limited partnership (“Executive”). Figures include shares of Common Stock issuable upon exercise of Private Warrants and Public Warrants. The general partner of Partners and Executive is MidOcean Associates V, L.P., a Delaware limited partnership (“Associates”). The general partner of Associates is Ultramar Capital, Ltd, a Cayman Islands company (“Ultramar”), which is controlled by James Edward Virtue (“Virtue”). Accordingly, each of Associates, Ultramar, and Virtue may be deemed to have beneficial ownership of the securities held by Partners and Executive, and in each case, each of Partners, Executive, Associates, Ultramar and Virtue disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address of each of Executive, Partners, Associates, Ultramar and Virtue is 245 Park Avenue, 38th Floor, New York, NY 10167.

(3)

Allspring Special Small Cap Value Fund, A series of Allspring Funds Trust (f/k/a Wells Fargo Special Small Cap Value Fund, A series of Wells Fargo Funds Trust), is a registered investment company under the Investment Company Act of 1940.

(4)

Each of Wasatch Micro Cap Fund and Wasatch Core Growth Fund is a registered investment company under the Investment Company Act of 1940 (the “Wasatch Funds”). Each of the Wasatch Funds is advised by Wasatch Advisors, Inc. (“Wasatch”), a registered investment advisor, which, according to a Schedule 13D filed by Wasatch on February 11, 2022, has voting power over an additional 1,080,704 shares of Common Stock not reflected in the above table. The business address of Wasatch and the Wasatch Funds is 505 Wakara Way, Salt Lake City, UT 84108.

(5)	Clearlake Flagship Plus Partners Master Fund, L.P. is a registered investment company under the Investment Company Act of 1940.

(6)

Baron Small Cap Fund is a registered investment company under the Investment Company Act of 1940. BAMCO, Inc., a registered investor advisor, is the investment advisor of Baron Small Cap Fund. Mr. Ronald Baron has voting and/or investment control over the shares of our Common Stock held by Baron Small Cap Fund and, accordingly, may be deemed to have beneficial ownership of such shares. Mr. Baron disclaims beneficial ownership of the shares held by Baron Small Cap Fund.

(7)

Consists of (i) 401,279 shares of Common Stock held by Polar Multi-Strategy Master Fund and (ii) 102,777 shares of Common Stock held by Polar Long/Short Master Fund (collectively, the “Polar Funds”). The Polar Funds are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Funds is c/o Polar Asset Management Partners Inc., 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.

(8)

Each of the Glenn J Krevlin Revocable Trust dated July 25, 2007 (“G. Krevlin Trust”) and Nina P. Krevlin Irrevocable Trust FBO Michael Krevlin (“N. Krevlin Trust”) is managed by Glenn J. Krevlin, as trustee. Mr. Krevlin has voting and investment control over the shares of our Common Stock held by the G. Krevlin Trust and N. Krevlin Trust and, accordingly, may be deemed to have beneficial ownership of such shares.

(9)

The Stewart J. Rahr Revocable Trust (“S. Rahr Trust”) is managed by Stewart Rahr, as grantor and trustee and Steven Burns, as trustee. Each of Mr. Rahr and Mr. Burns has voting and investment control over the shares of our Common Stock held by the S. Rahr Trust and, accordingly, may be deemed to have beneficial ownership of such shares.

(10)

Kornitzer Capital Management, Inc. (“KCM”) is the investment adviser to and acting for the benefit of the Buffalo Funds. KCM may be deemed to have voting and dispositive power with respect to the shares of our Common Stock and, accordingly, may be deemed to have beneficial ownership of such shares. Craig Richard and Doug Cartwright are employees of KCM and manage the Buffalo Early Stage Growth Fund. Mr. Richard and Mr. Cartwright may be deemed to have voting and dispositive power with respect to the shares; however, Mr. Richard and Mr. Cartwright disclaim beneficial ownership of the shares held by the Buffalo Funds.

(11)

FMAB Partners LP (“FMAB”) is managed by JAJO, LLC (“JAJO”). Each of Jack D. Furst, John S. Furst and Robert S. Furst have voting and investment control over the shares of our Common Stock held by FMAB and, accordingly, may be deemed to have beneficial ownership of such shares.

(12)

Michael A Merriman and Mary Beth Sotos each have voting or investment control over the shares of our Common Stock held by Americo Life, Inc. and, accordingly, may be deemed to have beneficial ownership of such shares.

(13)

Matthew Maddox and Katherine Maddox each have voting or investment control over the shares of our Common Stock held by The Maddox Family Trust (“Maddox Trust”) and, accordingly, may be deemed to have beneficial ownership of such shares.

(14)

Staysail 16 LLC (“Staysail”) is managed by Spinnaker Capital 2018 GP LLC. Anastasios Parafestas has voting and investment control over the shares of our Common Stock held by Staysail and, accordingly, may be deemed to have beneficial ownership of such shares.

(15)

Represents 433,333 Private Warrants received pursuant to the Sponsor Distribution, and the 433,333 shares of Common Stock issuable upon exercise of such Private Warrants. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(16)

Represents 449,063 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(17)

Represents 449,062 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(18)

Represents (a) 493,632 shares of Common Stock, (b) 233,333 Private Warrants, and (c) 233,333 shares of Common Stock issuable upon exercise of the Private Warrants received pursuant to the Sponsor Distribution. Matthew E. Rubel and Melissa Rubel are the trustees of the Selling Securityholder and have shared voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel, Melissa Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(19)

Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(20)

Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(21)

Represents 134,831 shares of Common Stock received pursuant to the Sponsor Distribution. Matthew E. Rubel is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have beneficial ownership of such securities. The business address of Matthew E. Rubel and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(22)

Represents 30,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(23)

Represents (a) 17,000 vested restricted stock units and (b) 30,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(24)

Represents 35,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(25)

Represents 32,500 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(26)

Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(27)

Represents 19,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(28)

Represents 3,000 shares of Common Stock received pursuant to the Sponsor Distribution. Mindy Grossman is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have a beneficial ownership of such securities. The business address of the Selling Securityholder and Mindy Grossman is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(29)

Represents 3,000 shares of Common Stock received pursuant to the Sponsor Distribution. Mindy Grossman is the trustee of the Selling Securityholder and has voting and investment control over the securities held by the Selling Securityholder, and may be deemed to have a beneficial ownership of such securities. The business address of Mindy Grossman and the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(30)

Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(31)

Represents 25,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(32)

Represents 10,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(33)

Represents 20,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

(34)

Represents 5,000 shares of Common Stock received pursuant to the Sponsor Distribution. The business address of the Selling Securityholder is c/o MidOcean Partners, 245 Park Avenue, 38th Floor, New York, NY 10167.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax consequences of the ownership and disposition of our Common Stock and Warrants, which we refer to collectively as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are purchasing our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Code of 1986, as amended (the “Code”)), including but not limited to:

●	financial institutions or financial services entities;
●	broker-dealers;
●	governments or agencies or instrumentalities thereof;
●	regulated investment companies;
●	real estate investment trusts;
●	expatriates or former long-term residents of the U.S.;
●	persons that actually or constructively own five percent or more of our voting shares;
●	insurance companies;
●	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;
●	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;
●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;
●	controlled foreign corporations and passive foreign investment companies; and
●	tax-exempt entities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the United States Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its position may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of shares of our Common Stock or Warrants who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants. Upon a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost for the Common Stock or Warrant less, in the case of a share of Common Stock, any prior distributions treated as a return of capital.

Any capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or Warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Exercise, Redemption or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax deferred situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in the Warrants exercised. It is unclear whether a U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common Stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem Warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Public Warrants” or if we purchase Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to a U.S. holder, taxed as described above under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants.”

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this registration statement entitled “Description of Securities—Public Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the Warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares of Common Stock or to such exercise price increases the Warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Warrant) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock, or as a result of the issuance of a stock dividend to holders of shares of our Common Stock, in each case which is taxable to the holders of such shares as a distribution. Such constructive distribution generally would be subject to tax in the same manner as if the U.S. holders of the Warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our shares of Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Warrants who or that is not a U.S. holder or a partnership.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise or Lapse of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock or Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants, unless:

●

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●

we are or have been a “U.S. real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock or Warrants, and, in the case where shares of our Common Stock or our Warrants are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock or Warrants (as applicable) at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock or Warrants (as applicable). Our Common Stock and Warrants are currently traded on the NYSE, but there can be no assurance that either will continue to be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates and, in addition, a purchaser of our Common Stock or Warrants may be required to withhold tax with respect to that obligation. We believe that we are not currently a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future.

Possible Constructive Distributions. The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Public Warrants.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise) as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest. Any resulting withholding tax may be withheld from future cash distributions.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and Warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Sections 1471 through 1474 of the Code (commonly known as “FATCA”), generally will impose a withholding tax of 30% on dividend income from our Common Stock paid to (i) a “foreign financial institution” (as such term is defined in Section 1471(d)(4) of the Code) (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person as defined under the Code who directly or indirectly owns more than 10% of the entity. These rules do not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules, including pursuant to or in compliance with an intergovernmental agreement entered into between the United States and the beneficial owner’s home jurisdiction.

PLAN OF DISTRIBUTION

We are registering (i) up to 91,102,264 shares of Common Stock for possible sale by the Selling Securityholders from time to time and (ii) up to 6,333,333 Warrants for possible sale by the Selling Securityholders from time to time. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus.

In addition, this prospectus relates to the issuance by us of up to an aggregate of 6,333,333 shares of our Common Stock issuable upon the exercise of the Warrants offered hereby. We will receive the proceeds from any exercise of any Warrants for cash. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes any donee, pledgee, transferee or other successor in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of any sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock or Warrants by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of NYSE;

●

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or Warrants or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock or Warrants in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock or Warrants short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock or Warrants offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares of Common Stock or Warrants to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of shares of Common Stock or Warrants, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of Common Stock or Warrants is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with Warrant Agreement, dated October 6, 2020, between Continental Stock Transfer & Trust Company, as Warrant agent, and Empower (the “Warrant Agreement”), on or before the expiration date set forth therein by surrendering, at the office of the Warrant agent, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Stock or Warrants offered by this prospectus.

DESCRIPTION OF SECURITIES

The following sets forth a summary of certain terms of our securities, including certain provisions of the Delaware General Corporation Law (the “DGCL”) and of the Company’s certificate of incorporation and the bylaws. This summary is not intended to be a complete summary of the rights and preferences of such securities and is qualified entirely by reference to the certificate of incorporation, bylaws and the Warrant Agreement. You should refer to our certificate of incorporation, our bylaws and the Warrant Agreement, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, for a complete description of the rights and preferences of our securities. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

Authorized Capitalization

The certificate of incorporation authorizes the issuance of 555,000,000 shares of capital stock, consisting of (i) 550,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

Common Stock

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of Preferred Stock, under the certificate of incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders and are not entitled to cumulative voting in the election of directors. Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock under the certificate of incorporation. Subject to preferences that may be applicable to any outstanding series of Preferred Stock, the holders of our Common Stock will receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. In the event of our liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of or provision for any liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Preferred Stock

The certificate of incorporation provides that shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The Company’s board of directors is able, without stockholder approval, to issue Preferred Stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the Company’s board of directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

Dividends

Under the certificate of incorporation, holders of Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our board of directors out of legally available assets or funds, subject to preferences that may be applicable to any outstanding series of Preferred Stock.

Preemptive or Other Rights

The certificate of incorporation does not provide for any preemptive or other similar rights.

Election of Directors

Under the terms of the certificate of incorporation, the board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the 2022 annual meeting of stockholders. Class II and Class III directors will initially serve for a term expiring at the 2023 and 2024 annual meeting of stockholders, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors of the Company.

Under the certificate of incorporation, directors are elected by a plurality voting standard, whereby each of our stockholders may not give more than one vote per share towards any one director nominee. There are no cumulative voting rights.

Annual Stockholder Meetings

The bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the board of directors. To the extent permitted under applicable law, the Company may conduct meetings by remote communications.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of the Company to the fullest extent permitted by Delaware law. The DGCL permits a corporation to limit or eliminate a director’s personal liability to the corporation or the holders of its capital stock for breach of fiduciary duty. This limitation is generally unavailable for acts or omissions by a director which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director derived an improper personal benefit from (such as a financial profit or other advantage to which the director was not legally entitled) or (iv) breached the director’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the consummation of the Business Combination contemplated by the Merger Agreement, we purchased a tail policy with respect to liability coverage for the benefit of our officers and directors prior to the Closing on the same or substantially similar terms of our existing policy. Pursuant to the Merger Agreement, we are required to maintain such tail policy for a period of no less than six years following the Closing.

These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Exclusive Forum

The certificate of incorporation provides that, unless the Company selects or consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of the foregoing, “internal corporate claims” means claims, including claims in the right of the Company that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring any interest in any shares of Common Stock will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the exclusive forum provision of the certificate of incorporation, and (ii) having service of process made upon such holder of Common Stock in any such action by service upon such holder of Common Stock’s counsel in such action as agent for such holder of Common Stock.

Certain Anti-Takeover Provisions of Delaware Law; Certificate of Incorporation and Bylaws

The certificate of incorporation, bylaws and DGCL contain provisions, as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Advanced Notice Requirements for Stockholder Meetings, Nominations and Proposals

The bylaws provide that special meetings of the stockholders may be called only by or at the direction of the chairman of our board of directors, the chief executive officer, the secretary, or the board of directors pursuant to a resolution adopted by a majority of the board. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of the Company.

The bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, including the nomination of a director candidate. The bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before such meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before such meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of Common Stock) both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in the bylaws as to such business. To be timely for the Company’s annual meeting of stockholders, the Company’s secretary must receive the written notice at the Company’s principal executive offices not earlier than the 120th day and not later than the 90th day before the one-year anniversary of the preceding year’s annual meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by a stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other procedural and information requirements set forth in the bylaws. The Chairperson of the board of directors of the Company may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors

Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class III. Class I, II and III directors shall initially serve until our 2022, 2023 and 2024 annual meetings of stockholders, respectively. Commencing with the 2024 annual meeting of stockholders, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Removal of Directors; Vacancies

Our certificate of incorporation provides that directors may be removed only for cause and only upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation provides that any newly created directorships and any vacancies on our board of directors will be filled only by the affirmative vote of the majority of remaining directors. Therefore, stockholders are not able to elect new directors to fill any resulting vacancies that may be created as a result of such a special meeting.

Supermajority Vote Requirement to Amend the Bylaws and Certificate of Incorporation

The affirmative vote of at least (i) 66 2/3% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, is required for stockholders to adopt, amend or repeal Article VI of the bylaws, (ii) 66.7% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Section 4.2 and Articles V, VII, VIII, X, XI and XII of the certificate of incorporation and (iii) 80% of the voting power of all the then-outstanding shares of capital stock entitled to vote generally in the election of directors is required for stockholders, voting as a single class, to adopt, amend or repeal Article IX of the certificate of incorporation.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our certificate of incorporation precludes stockholder action by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the rules of the NYSE require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of Common Stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue Preferred Stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Warrants

As of August 6, 2022, there were 12,966,645 Warrants outstanding, consisting of 8,299,978 Public Warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement and 4,666,667 Private Warrants, each representing the right to purchase one share of Common Stock at a price of $11.50 per share, subject to certain conditions set forth in the Warrant Agreement.

Public Warrants

Each whole Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on October 9, 2021 (the one year anniversary of Empower’s initial public offering), except as discussed below. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means only a whole Warrant may be exercised at a given time by a Warrant holder. The Warrants will expire on July 16, 2026, the date that is five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and we will not be obligated to issue a share of Common Stock upon exercise of a Warrant unless the share of Common Stock issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that such conditions are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Warrant.

We have agreed that as soon as practicable, but in no event later than twenty business days after the Closing, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the Warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Warrants expire or are redeemed, as specified in the Warrant Agreement. If our shares of Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective by the 60th business day after the Closing, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the fair market value less the exercise price of the Warrants by (y) the fair market value and (B) 0.361 per Warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant agent.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $18.00.

We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.01 per Warrant, upon a minimum of 30 day’s prior written notice of redemption to each Warrant holder, if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

We will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the shares of Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 per share of Common Stock exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Common Stock equals or exceeds $10.00.

We may redeem the outstanding Warrants (except as described herein with respect to the Private Warrants) in whole and not in part, at a price of $0.10 per Warrant, upon a minimum of 30 days’ prior written notice of redemption if, and only if, the closing price of our shares of Common Stock equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed or exercised, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a Warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Common Stock on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per Warrant), determined for these purposes based on volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide our Warrant holders with the redemption fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “ — Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant immediately so adjusted. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. If the exercise price of a Warrant is adjusted pursuant to the second paragraph under the heading “ — Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the share prices immediately prior to the adjustment less the decrease in the exercise price of a Warrant pursuant to such exercise price adjustment.

	Fair Market Value of share of Common Stock
Redemption Date (period to expiration of Warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Common Stock for each whole Warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

This redemption feature differs from the typical Warrant redemption features used by many other blank check companies, which typically only provide for a redemption of Warrants for cash (other than the Private Warrants) when the trading price for the shares of Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the shares of Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Common Stock is below the exercise price of the Warrants. This redemption feature was established to provide us with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold discussed above. Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to Warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Warrants if we determine it is in our best interest to do so. As such, we would redeem the Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.

As stated above, we can redeem the Warrants when the shares of Common Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Warrants when the shares of Common Stock are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Warrants for shares of Common Stock if and when such shares of Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the shares of Common Stock pursuant to the Warrant Agreement, the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the shares of Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.

Maximum Percentage Procedures.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. If the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion. For these purposes, “historical fair market value” means the volume weighted average price of a share of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Common Stock on account of such shares of Common Stock (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of Common Stock in connection with a stockholder vote to amend our certificate of incorporation or bylaws with respect to any other provision relating to the rights of holders of Common Stock, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock issuable upon exercise thereof, the kind and amount of shares of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Common Stock in such a transaction is payable in the form of shares of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants are issued in registered form under the Warrant Agreement whereby the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock.

Private Placement Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Warrants (including the shares of Common Stock issuable upon exercise of the Private Warrants) were not transferable, assignable or salable until August 15, 2021, the date that was 30 days after the Closing Date (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Warrants), and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than our Sponsor or its permitted transferees, the Private Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Warrants or any provision of the Warrant Agreement with respect to the Private Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Warrants.

If a holder of the Private Warrants elects to exercise a Private Warrant on a cashless basis, the holder would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the Warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the Warrant agent. The reason these Warrants permit a cashless exercise so long as they are held by our Sponsor and its permitted transferees is because it was not known at time of issuance whether they would be affiliated with us following the Business Combination, which would significantly limit their ability to sell our securities in the open market. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public investors who could exercise their Warrants and sell the shares.

Listing of Securities

Our Common Stock and Public Warrants are listed on the NYSE under the symbols “HLLY” and “HLLY WS,” respectively.

Transfer Agent

The Transfer Agent and Registrar for the Common Stock and the Warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain legal matters in connection with the securities offered hereby may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You can obtain a copy of the registration statement for free at www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain a website at www.holley.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendment to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

(a)

Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 15, 2022 (including portions of our definitive Proxy Statement for our 2022 Annual Meeting of Stockholders, filed with the SEC on March 31, 2022, incorporated therein by reference);

(b)	Our Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 2022 (filed with the SEC on May 12, 2022) and July 3, 2022 (filed with the SEC on August 11, 2022);

(c)	Our Current Reports on Form 8-K, filed with the SEC on April 19, 2022, April 25, 2022, May 12, 2022, and August 11, 2022; and

(d)

The description of the our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 6, 2020, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of filing of this Registration Statement and prior to the effectiveness of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or calling us at the following address or phone number:

Holley Inc.

1801 Russellville Road

Bowling Green, Kentucky 42101

(270) 782-2900

Attention: Corporate Secretary

91,102,264 Shares of Common Stock

Up to 6,333,333 Shares of Common Stock Issuable Upon Exercise of the

Warrants

Up to 6,333,333 Warrants

PROSPECTUS

            , 2022

PART II

INFORMATION NOT REQUIRED BY PROSPECTUS

  Item 14.                  Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement. All amounts are estimates, except for the SEC registration fee.

	Amount
SEC registration fee	$122,021	**
Legal fees and expenses	220,000
Printing fees and expenses	100,000
Accounting fees and expenses	52,575
FINRA fee	168,264
Registrar and transfer agent fees	*

Total	$662,860	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.
**	Previously paid.

We will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. The Selling Securityholders will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities.

Item 15.                  Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL. We currently maintain insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers.

As permitted under Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of such director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The certificate of incorporation and bylaws provide for the indemnification of current and former officers and directors of the Company to the fullest extent permitted by Delaware law. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our certificate of incorporation. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. In connection with the Closing, we purchased a tail policy with respect to liability coverage for the benefit of our officers and directors prior to the Closing on the same or substantially similar terms of our existing policy. Pursuant to the Merger Agreement, we will maintain such tail policy for a period of no less than six years following the Closing.

These provisions may discourage current stockholders and future stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders and stockholders. Furthermore, a stockholder’s or stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Item 16.                  Exhibits.

Exhibit No.	Description

2.1+

Agreement and Plan of Merger, dated as of March 11, 2021, by and among Empower Ltd., Empower Merger Sub I Inc., Empower Merger Sub II LLC and Holley Intermediate Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

3.1	Certificate of Incorporation of the Company, dated July 16, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2021).
3.2	Bylaws of the Company, dated July 16, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2021).
4.1

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1/A (File No. 333-248899), filed with the SEC on September 25, 2020).

4.2

Warrant Agreement, dated October 6, 2020, by and between Empower Ltd. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 13, 2020).

4.3

Specimen Common Stock Certificate of Holley Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-4/A (File No. 333-255133), filed with the SEC on May 25, 2021).

5.1*	Opinion of Bass, Berry & Sims PLC.
10.1

Amended and Restated Forward Purchase Agreement, dated as of March 11, 2021, by and between Empower Ltd. and Empower Funding LLC. as assigned to MidOcean Partners V, L.P. and MidOcean Partners V, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (File No. 333-255133), filed with the SEC on April 8, 2021.

10.2

Form of Subscription Agreement, by and between Empower and the Subscriber party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

10.3

Sponsor Agreement, dated as of March 11, 2021, by and among Empower Ltd., Empower Sponsor Holdings LLC, and Holley Parent Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 12, 2021).

10.4

Amended and Restated Registration Rights Agreement, dated as of July 16, 2021, by and among Empower Sponsor Holdings LLC, Holley Parent Holdings LLC and Holley Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2021).

10.5

Stockholders’ Agreement, dated as of July 16, 2021, by and among Holley Inc., Empower Sponsor Holdings LLC, MidOcean Partners V, L.P., MidOcean Partners V Executive, L.P., Holley Parent Holdings, LLC, Sentinel Capital Partners V, L.P., Sentinel Capital Partners V-A, L.P., and Sentinel Capital Investors V, L.P. (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K, filed with the SEC on July 21, 2021).

23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1*	Power of attorney (included in the signature page hereof).

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17.                  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowling Green, State of Kentucky, on August 11, 2022.

HOLLEY INC.

By:	/s/ Thomas W. Tomlinson
Name:	Thomas W. Tomlinson
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Thomas W. Tomlinson and Dominic Bardos, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ Thomas W. Tomlinson	Chief Executive Officer and Director	August 11, 2022
Thomas W. Tomlinson	(Principal Executive Officer)

/s/ Dominic Bardos	Chief Financial Officer	August 11, 2022
Dominic Bardos	(Principal Financial and Accounting Officer)

/s/ Matthew Rubel	Chairman of the Board of Directors	August 11, 2022
Matthew Rubel

/s/ Owen M. Basham	Director	August 11, 2022
Owen M. Basham

/s/ James D. Coady	Director	August 11, 2022
James D. Coady

/s/ Michelle Gloeckler	Director	August 11, 2022
Michelle Gloeckler

/s/ Ginger M. Jones	Director	August 11, 2022
Ginger M. Jones

/s/ Anita Sehgal	Director	August 11, 2022
Anita Sehgal